UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2022

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01; 2.03Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On April 12, 2022, Winmark Corporation and its subsidiaries’ (collectively, the “Company”) entered into Amendment No. 10 to its Credit Agreement (the “Line of Credit”) with CIBC Bank USA (formerly known as The PrivateBank and Trust Company) (the “Lender”). The amendment, among other things,

●	Provides for a new $30.0 million delayed draw term facility, with available draws summarized as follows:
o	The Company may draw up to five (5) loans over a period of 18 months, each draw having a principal amount not less than $3.0 million (or higher integral multiples of $1.0 million), with aggregate draws outstanding not to exceed $30.0 million;
o	The final maturity of all drawn loans of April 12, 2029, with all payments of principal due on such date;
o	Interest at a rate to be determined at the time of each draw, payable monthly in arrears on the outstanding aggregate principal balance.
●	Decreases the aggregate commitments for revolving loans from $25.0 million to $20.0 million;
●	Extends the termination date for revolving loans from August 31, 2024 to April 12, 2027;
●	Removes the borrowing base covenant restriction for revolving loans;
●	Replaces LIBOR with SOFR as an interest rate option in connection with borrowings on revolving loans and adjust the definition of and reduce the applicable margin to reflect such replacement;
●	Amends the fixed charge coverage ratio definition to exclude principal payments on non-amortizing term loans that are refinanced with proceeds from permitted debt (as defined within the amendment);
●	Permits the Company to issue additional term notes under a new Private Shelf Agreement with Prudential (as described below).

Amendment No. 10 to the Credit Agreement is effective as of April 12, 2022. The foregoing description of Amendment No. 10 to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment included hereto as Exhibit 10.1.

Upon closing on the amendment to the Line of Credit, the Company completed a $15.0 million draw on the delayed draw term loan at a rate of 4.60%, the proceeds of which were used to pay down all amounts outstanding on the revolving portion of the Line of Credit and increase the Company’s cash balances.

Shelf Agreement

On April 12, 2022, the Company entered into a Private Shelf Agreement (the “Shelf Agreement”) with PGIM, Inc. (formerly Prudential Investment Management, Inc.), its affiliates and managed accounts (collectively, “Prudential”), summarized as follows:

●	For a period three years from entry into the Shelf Agreement, subject to certain customary conditions, the Company may offer and Prudential may purchase from the Company privately negotiated senior notes (“Shelf Notes”) in the aggregate principal amount up to (i) $100.0 million, less (ii) the aggregate principal amount of notes outstanding at such point (including notes outstanding under the existing Prudential Note Agreement, which at April 12, 2022 totaled $46.6 million);

●	Each Shelf Note issued will have an average life and maturity of no more than 12.5 years from the date of original issuance, with interest payable at a rate per annum determined at the time of each issuance;
●	The Shelf Notes will be secured by all of the Company’s assets and the Shelf Notes will rank pari passu with the Company’s obligations to the lenders under the amended Line of Credit and the amended Note Agreement;
●	The Shelf Notes may be prepaid, at the option of the Company, in whole or in part (in a minimum amount of $1 million), but prepayments will require payment of a Yield Maintenance Amount (as defined within the Shelf Agreement);
●	The Shelf Agreement contains customary affirmative covenants and negative covenants that are substantially the same as those contained in the amended Line of Credit and amended Note Agreement.

The foregoing description of the Shelf Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement included hereto as Exhibit 10.3.

Note Agreement

On April 12, 2022, the Company entered into Amendment No. 6 to its Note Agreement with Prudential. The amendment, among other things,

●	Permits the Company to incur the obligations described in and conform to the changes made by the Company’s entry into the amendments to the Line of Credit described above;
●	Permits the Company to incur the obligations described in and conform to the changes made by the Company’s entry into the Shelf Agreement.

Amendment No. 6 to the Note Agreement is effective as of April 12, 2022. The foregoing description of Amendment No. 6 to the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the full amendment included hereto as Exhibit 10.4.

Amended and Restated Intercreditor and Collateral Agency Agreement

In connection with the amendment to the Line of Credit, the Shelf Agreement and the amendment to the Note Agreement, CIBC and Prudential also amended and restated their Intercreditor and Collateral Agency Agreement (the “Intercreditor Agreement”) which the Company acknowledged. The Intercreditor Agreement contains customary provisions regarding the duties of CIBC as collateral agent under the Line of Credit as amended, the Shelf Agreement and Note Agreement as amended. The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement included hereto as Exhibit 10.6.

Omnibus Amendment to Collateral Documents

The parties also entered into an amendment to applicable pledge and security agreements that affirm the pledges and security arrangements in favor of CIBC and Prudential in connection with the Line of Credit amendment, the Shelf Agreement and Note Agreement amendment. The foregoing description of the Omnibus Amendment to Collateral Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement included hereto as Exhibit 10.7.

Item 2.02Results of Operations and Financial Condition

On April 13, 2022, the Company announced in a press release its results of operations and financial condition for the first quarter ended March 26, 2022. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 7.01Regulation FD Disclosure

On April 13, 2022, the Company announced in a press release its results of operations and financial condition for the first quarter ended March 26, 2022. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K

On April 13, 2022, the Company also announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.70 per share will be paid on June 1, 2022 to shareholders of record on the close of business on May 11, 2022. Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Item 8.01Other Events

On April 13, 2022, the Company also announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.70 per share will be paid on June 1, 2022 to shareholders of record on the close of business on May 11, 2022. Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.2 of this Current Report on Form 8-K.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K are forward looking statements made under the safe harbor provision of the Private Securities Litigation Reform Act. Such statements are based on management’s current expectations as of the date of this Report, but involve risks, uncertainties and other factors that may cause actual results to differ materially from those contemplated by such forward looking statements. Investors are cautioned to consider these forward looking statements in light of important factors which may result in material variations between results contemplated by such forward looking statements and actual results and conditions. More detailed information about these factors is contained under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 25, 2021. We caution investors to not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

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10.1	Amendment No. 10 to Credit Agreement dated April 12, 2022*
10.2	Credit Agreement dated July 13, 2010, among Winmark Corporation and its subsidiaries and CIBC Bank USA (formerly known as The PrivateBank and Trust Company) (1)
10.3	Private Shelf Agreement dated April 12, 2022, among Winmark Corporation and its subsidiaries and PGIM, Inc., its subsidiaries and managed accounts*
10.4	Amendment No. 6 to Note Agreement dated April 12, 2022*
10.5	Note Agreement dated May 14, 2015, among Winmark Corporation and its subsidiaries and PGIM, Inc. (formerly Prudential Investment Management, Inc.), its affiliates and managed accounts (2)
10.6	Amended and Restated Intercreditor and Collateral Agency Agreement dated April 12, 2022*
10.7	Omnibus Amendment to Collateral Documents dated April 12, 2022*
99.1	Press Release dated April 13, 2022*
99.2	Quarterly Cash Dividend Press Release dated April 13, 2022*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document and incorporated as Exhibit 101)

* Filed Herewith

(1) Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2010

(2) Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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WINMARK CORPORATION

Date: April 13, 2022	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer